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                                                                    EXHIBIT 16.2


            [LETTERHEAD OF EHRHARDT KEEFE STEINER & HOTTMAN P.C.]


May 28, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated May 28, 1996, of Nashville Country Club, Inc. and are in agreement with the statements contained in paragraph
(a)(2)(i) thereof.


                                       /s/ Ehrhardt Keefe Steiner & Hottman P.C.